UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2022

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39868 (Commission File Number)	86-1791356 (I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL (Address of principal executive offices)	33137 (Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2022, Motorsport Games Inc., a Delaware corporation (the “Company”), entered into a letter agreement, dated July 21, 2022 but effective as of July 19, 2022 (the “Second Amendment”), further amending the terms of (i) the share purchase agreement dated March 31, 2021 (the “SPA”) with Luminis International BV, Technology In Business B.V. (“TIB”) and certain TIB’s shareholders parties to such amendment and (ii) the related deed of pledge that secured payment by the Company of the $2,200,000 deferred installment of the purchase price under the SPA (as previously amended on April 22, 2022).

Material terms of each of the SPA, the related deed of pledge and the April 22, 2022 amendment thereof were previously disclosed in the Company’s current reports on Form 8-K filed with the Commission on April 1, 2021 and April 28, 2022, respectively.

Pursuant to the Second Amendment, the deferred installment amount due to be paid under the SPA, as amended, by the Company on July 19, 2022 was reduced from $2,200,000 to $1,870,000 as a result of the Company’s pay down of $330,000 to be made shortly after entering into the Second Amendment. The remaining $1,870,000 plus interest thereon at 15% per annum is to be paid as follows: (i) $100,000 monthly payments from August 15, 2022 through December of 2022 and (ii) $150,000 monthly payments from January 15, 2023 until the entire unpaid $1,870,000 and accrued and unpaid interest thereon are paid in full. Further, pursuant to the Second Amendment, secured obligations under the deed of pledge have been correspondingly reduced from $2,200,000 to $1,870,000.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, a copy of which are attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1

Letter Agreement, dated July 21, 2022 but effective as of July 19, 2022, to further amend Share Purchase Agreement and Pledge of Shares Among Motorsport Games Inc., Luminis International BV, Technology In Business B.V. and certain Technology In Business B.V shareholders parties thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORSPORT GAMES INC.

Date: July 22, 2022	By:	/s/ Dmitry Kozko
Dmitry Kozko, Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1

Letter Agreement, dated July 21, 2022 but effective as of July 19, 2022, to further amend Share Purchase Agreement and Pledge of Shares among Motorsport Games Inc., Luminis International BV, Technology In Business B.V. and certain Technology In Business B.V shareholders parties thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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